                                                                     EXHIBIT 4.3



                       Excel Legacy Corporation, as Issuer


                                  $___________


                               10.0% Senior Notes


                               due _________, 2004


                              --------------------


                                    INDENTURE


                          Dated as of __________, 1999


                             -----------------------


            Norwest Bank Minnesota, National Association, as Trustee

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE.......................................1
   Section 1.01. Definitions.................................................................1
   Section 1.02. Other Definitions...........................................................2
   Section 1.03. Incorporation by Reference of Trust Indenture Act...........................3
   Section 1.04. Rules of Construction.......................................................3

ARTICLE 2.  THE SECURITIES...................................................................4
   Section 2.01. Form and Dating.............................................................4
   Section 2.02. Execution and Authentication................................................4
   Section 2.03. Registrar and Paying Agent..................................................4
   Section 2.04. Paying Agent to Hold Money in Trust.........................................5
   Section 2.05. Securityholder Lists........................................................5
   Section 2.06. Transfer and Exchange.......................................................5
   Section 2.07. Replacement Securities......................................................6
   Section 2.08. Outstanding Securities......................................................6
   Section 2.09. Treasury Securities.........................................................6
   Section 2.10. Temporary Securities........................................................6
   Section 2.11. Cancellation................................................................7
   Section 2.12. Defaulted Interest..........................................................7

ARTICLE 3.  REDEMPTION.......................................................................7
   Section 3.01. Notices to Trustee..........................................................7
   Section 3.02. Selection of Securities to be Redeemed......................................7
   Section 3.03. Notice of Redemption........................................................8
   Section 3.04. Effect of Notice of Redemption..............................................8
   Section 3.05. Deposit of Redemption Price.................................................8
   Section 3.06. Securities Redeemed in Part.................................................9

ARTICLE 4.  COVENANTS........................................................................9
   Section 4.01. Payment of Securities.......................................................9
   Section 4.02. SEC Reports.................................................................9
   Section 4.03. Compliance Certificate......................................................9
   Section 4.04. Stay, Extension and Usury Laws.............................................10
   Section 4.05. Continued Existence........................................................10
   Section 4.06. Taxes......................................................................10

ARTICLE 5.  SUCCESSORS......................................................................10
   Section 5.01. When Company May Merge, etc................................................10
   Section 5.02. Successor Corporation Substituted..........................................11

ARTICLE 6.  DEFAULTS AND REMEDIES...........................................................11
   Section 6.01. Events of Default..........................................................11
   Section 6.02. Acceleration...............................................................13
   Section 6.03. Other Remedies.............................................................13

   Section 6.04. Waiver of Past Defaults....................................................13
   Section 6.05. Control by Majority........................................................13
   Section 6.06. Limitation on Suits........................................................14
   Section 6.07. Rights of Holders to Receive Payment.......................................14
   Section 6.08. Collection Suit by Trustee.................................................14
   Section 6.09. Trustee May File Proofs of Claim...........................................14
   Section 6.10. Priorities.................................................................15
   Section 6.11. Undertaking for Costs......................................................15

ARTICLE 7.  TRUSTEE.........................................................................15
   Section 7.01. Duties of Trustee..........................................................15
   Section 7.02. Rights of Trustee..........................................................16
   Section 7.03. Individual Rights of Trustee...............................................17
   Section 7.04. Trustee's Disclaimer.......................................................17
   Section 7.05. Notice of Defaults.........................................................17
   Section 7.06. Reports by Trustee to Holders..............................................17
   Section 7.07. Compensation and Indemnity.................................................17
   Section 7.08. Replacement of Trustee.....................................................18
   Section 7.09. Successor Trustee by Merger, etc...........................................19
   Section 7.10. Eligibility; Disqualification..............................................19
   Section 7.11. Preferential Collection of Claims Against Company..........................19
   Section 7.12. Sections Applicable to Registrar and Paying Agent..........................19

ARTICLE 8.  DISCHARGE OF INDENTURE..........................................................20
   Section 8.01. Termination of Company's Obligations.......................................20
   Section 8.02. Application of Trust Money.................................................22
   Section 8.03. Repayment to Company.......................................................22
   Section 8.04. Reinstatement..............................................................22

ARTICLE 9.  AMENDMENTS......................................................................22
   Section 9.01. Without Consent of Holders.................................................22
   Section 9.02. With Consent of Holders....................................................23
   Section 9.03. Compliance with Trust Indenture Act........................................23
   Section 9.04. Revocation and Effect of Consents..........................................24
   Section 9.05. Notation on or Exchange of Securities......................................24
   Section 9.06. Trustee Protected..........................................................24

ARTICLE 10.  MISCELLANEOUS..................................................................25
   Section 10.01. Trust Indenture Act Controls..............................................25
   Section 10.02. Notices...................................................................25
   Section 10.03. Communication by Holders with Other Holders...............................25
   Section 10.04. Certificate and Opinion as to Conditions Precedent........................25
   Section 10.05. Statements Required in Certificate or Opinion.............................26
   Section 10.06. Rules by Trustee and Agents...............................................26
   Section 10.07. Legal Holidays............................................................26
   Section 10.08. No Recourse Against Others................................................26
   Section 10.09. Counterparts..............................................................26
   Section 10.10. Variable Provisions.......................................................27
   Section 10.11. Governing Law.............................................................27

   Section 10.12. No Adverse Interpretation of Other Agreements.............................27
   Section 10.13. Successors................................................................28
   Section 10.14. Severability..............................................................28
   Section 10.15. Table of Contents, Headings, Etc..........................................28

                             CROSS-REFERENCE TABLE*

Trust Indenture
     Act Section                                                         Indenture Section
----------------                                                         -----------------
310(a)(1)             .................................................     7.10
   (a)(2)             ..................................................    7.10
   (a)(3)             ..................................................    N.A.
   (a)(4)             ..................................................    N.A.
   (b)                ..................................................    7.08; 7.10; 10.02
   (c)                ..................................................    N.A.
311(a)                ..................................................    7.11
X  (b)                ..................................................    7.11
   (c)                ..................................................    N.A.
312(a)                ..................................................    2.05
   (b)                ..................................................    10.03
   (c)                ..................................................    10.03
313(a)                ..................................................    7.06
   (b)(1)             ..................................................    N.A.
   (b)(2)             ..................................................    7.06
   (c)                ..................................................    7.06; 10.02
   (d)                ..................................................    7.06
314(a)                ..................................................    4.02; 10.02
   (b)                ..................................................    N.A.
   (c)(1)             ..................................................    10.04
   (c)(2)             ..................................................    10.04
   (c)(3)             ..................................................    N.A.
   (d)                ..................................................    N.A.
   (e)                ..................................................    10.05
   (f)                ..................................................    N.A.
315(a)                ..................................................    7.01(b)
   (b)                ..................................................    7.05; 10.02
   (c)                ..................................................    7.01(a)
   (d)                ..................................................    7.01(c)
   (e)                ..................................................    6.11
316(a)(last sentence) ..................................................    2.09
   (a)(1)(A)          ..................................................    6.05
   (a)(1)(B)          ..................................................    6.04
   (a)(2)             ..................................................    N.A.
   (b)                ..................................................    6.07
317(a)(1)             ..................................................    6.08
   (a)(2)             ..................................................    6.09
   (b)                ..................................................    2.04
318(a)                ..................................................    10.01
                                  N.A. means not applicable.


----------------
*  This Cross-Reference Table is not part of the Indenture.

        INDENTURE, dated as of _________, 1999, between Excel Legacy Corporation, a Delaware corporation ("Company"), and Norwest Bank Minnesota, National Association ("Trustee").

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10.0% Senior Notes due _______, 2004 ("Securities"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

        "capital stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

        "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

        "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Holder" or "Securityholder" means a person in whose name a Security is registered.

        "Indenture" means this Indenture as amended from time to time.

        "Material Subsidiary" means any subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933 and the Exchange Act, as amended, (as such Regulation is in effect on the date hereof), and any other subsidiary of the Company which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole.

        "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer, a Vice-President, the principal executive officer, the principal financial officer and/or the principal accounting officer of the Company. See Sections 10.04 and 10.05

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
See Sections 10.04 and 10.05.

        "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

        "SEC" means the Securities and Exchange Commission.

        "Securities" means the Securities described above issued under this Indenture in the form of Exhibit A hereto.

        "subsidiary" of any specified person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person or by such person and a subsidiary or subsidiaries of such person or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof has at least majority ownership interest.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02.  Other Definitions.

        Term                                                                Defined in Section
        ----                                                                ------------------
         "Bankruptcy Law"...............................................           6.01
         "Custodian.....................................................           6.01
         "Event of Default".............................................           6.01
         "Legal Holiday"................................................          10.07
         "Officer"......................................................          10.10
         "Paying Agent".................................................           2.03
         "Payment Default"..............................................           6.01
         "Registrar"....................................................           2.03

         "U.S. Government Obligations"..................................           8.01


Section 1.03. Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Securities;

               "indenture security holder" means a Securityholder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee;

               "obligor" on the Securities means the Company.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

        Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

               (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

               (4) "or" is not exclusive;

               (5) words in the singular include the plural, and in the plural include the singular; and

               (6) provisions apply to successive events and transactions.

                                   ARTICLE 2.

                                 THE SECURITIES

Section 2.01. Form and Dating.

        The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

        The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

        Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

        If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

        A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03. Registrar and Paying Agent

        The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, and in such other locations as it shall determine (i) an office or agency where securities may be presented for registration of transfer or for exchange ("Registrar"), and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent,

Registrar or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

Section 2.04. Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money. If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section 2.05. Securityholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer and Exchange.

        Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05).

        The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section
3.02 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.07. Replacement Securities.

        If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder shall be required to provide an indemnity bond sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08. Outstanding Securities.

        The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

        A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09. Treasury Securities.

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities that the Company or any Affiliate of the Company offers to purchase or acquire pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or such Affiliate until legal title passes to the Company or such Affiliate.

Section 2.10. Temporary Securities.

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. As promptly as is reasonably practicable, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11. Cancellation.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Securities in accordance with its normal practices. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

        If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Securityholders on a subsequent special record date. The Company shall fix any such record date (which shall be at least 5 and not more than 30 days before the payment date) and payment date. At least 15 days before any such record date, the Company shall mail to Securityholders a notice that states the record date, payment date, and amount of such interest to be paid. Interest to be paid prior to the expiration of the 30-day grace period specified in Section 6.01 shall be paid to Securityholders on the regular payment date for the interest payment that has not been made.

                                   ARTICLE 3.

                                   REDEMPTION

Section 3.01. Notices to Trustee.

        If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.

        The Company shall give each notice provided for in this Section at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.02. Selection of Securities to be Redeemed.

        If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

Section 3.03. Notice of Redemption.

        At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at such Holder's registered address.

        The notice shall identify the Securities to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

               (4) the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

               (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

               (7) the paragraph of the Securities pursuant to which the Securities are being redeemed.

        At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

Section 3.04. Effect of Notice of Redemption.

        Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

Section 3.05. Deposit of Redemption Price.

        On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date which may occur prior to the date of redemption). The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06. Securities Redeemed in Part.

        Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. Payment of Securities.

        The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a subsidiary) holds on that date money designated for and sufficient to pay all principal and interest then due and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

        To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02. SEC Reports.

        The Company shall deliver to the Trustee and to the Holders within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a). The Company shall timely comply with its reporting and filing obligations under the applicable federal securities law.

Section 4.03. Compliance Certificate.

        The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the conditions, contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Events of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited. See Section 10.10.

        The Company will, so long as any of the Securities are outstanding deliver to the Trustee, forthwith upon becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(4), an Officers' Certificate specifying such Default, Event of Default or default.

Section 4.04. Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Continued Existence.

        Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in its liquidation, winding up or dissolution.

Section 4.06. Taxes.

        The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01. When Company May Merge, etc.

        The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person unless:

               (1) the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture; and

               (3) immediately after the transaction no Default or Event of Default exists.

        The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02. Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

        An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

               (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

               (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

               (4) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary (or the payment of which is guaranteed by the Company or a subsidiary), whether such indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such event of default results from the failure to pay when due principal of or interest on such indebtedness within the grace period provided for in such indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) as a result of such event of default the maturity of such indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $1,000,000 or more;

               (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any subsidiary which remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments exceeds $500,000.

               (6) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case,

                      (B) consents to the entry of an order for relief against
               it in an involuntary case,

                      (C) consents to the appointment of a Custodian of it or
               for all or substantially all of its property,

                      (D) makes a general assignment for the benefit of its
               creditors, or

                      (E) generally is unable to pay its debts as the same
               become due;

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company or any Material
               Subsidiary in an involuntary case,

                      (B) appoints a Custodian of the Company or any Material
               Subsidiary or for all or substantially all of its property, or

                      (C) orders the liquidation of the Company or any Material
               Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        A Default under clause (3) (other than Defaults under Section 4.05 or
5.01 which Defaults shall be Events of Default with the notice but without the passage of time specified in this paragraph) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02. Acceleration.

        If an Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above.

Section 6.03. Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

        The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impact any right consequent thereon.

Section 6.05. Control by Majority.

        The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

        A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

               (1) the Holder gives to the Trustee notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

Section 6.07. Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10. Priorities.

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First:        to the Trustee for amounts due under Section 7.07;

        Second:       to Securityholders for amounts due and unpaid on the

                      Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

        Third:        to the Company.

        Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to Securityholders.

Section 6.11. Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

Section 7.03. Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any Statement in the Securities other than its authentication.

Section 7.05. Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06. Reports by Trustee to Holders.

        Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed, if any. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09. Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such successor shall otherwise be qualified and eligible to act as a Trustee pursuant to the provisions of this Article.

Section 7.10. Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). Section 10.10 lists any excluded indenture or trust agreement.

Section 7.11. Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Sections Applicable to Registrar and Paying Agent.

        The term "Trustee" as used in Sections 7.01, 7.02, 7.03, 7.04 and 7.07 shall (unless the context otherwise requires) be construed as extending to and including the Trustee acting in its capacity, if any, as Paying Agent and Registrar.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

Section 8.01. Termination of Company's Obligations.

        This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, subject to Section 8.04, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.07 and 8.03) if:

               (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

               (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient without investment of such money or reinvestment of interest or proceeds from such U.S. Government Obligation to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder. The Company may make the deposit only during the one-year period;

               (3) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the money or U.S. Government Obligations so deposited, without investment of such money or reinvestment of interest or proceeds on such U.S. Government Obligations, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

               (4) the Company delivers to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance had not occurred;

               (5) no Default or Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect thereto or, insofar as subsections (6) and (7) of Section 6.01 are concerned, at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (6) such defeasance shall not result in a breach or violation of, or constitute a default under any agreement or instrument to which the Company or any of its subsidiaries is bound;

               (7) the Company delivers to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to holders of the Securities, the Trustee will hold, for the benefit of such holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (B) such holders will be entitled to receive adequate protection of their interest in such trust funds if such trust funds are used;

               (8) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

               (9) the Company delivers to the Trustee an Opinion of Counsel stating that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

               (10) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

        However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 8.03 and 8.04, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.03 shall survive.

        After a deposit made pursuant to this Section 8.01 and satisfaction of the conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

        "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02. Application of Trust Money.

        The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.03. Repayment to Company.

        The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

        Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04. Reinstatement.

        If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

Section 9.01. Without Consent of Holders.

        The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

               (1) to cure any ambiguity, defect or inconsistency;

               (2) to comply with Section 5.01;

               (3) to provide for uncertificated Securities in addition to certificated Securities; or

               (4) to make any change that does not adversely affect the rights hereunder of any Securityholder.

Section 9.02. With Consent of Holders.

        Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

               (4) make any Security payable in money other than that stated in the Security;

               (5) make any change in Section 6.04, 6.07 or 9.02 (this sentence); or

               (6) waive a default in the payment of the principal of, or interest on, any Security.

        To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver.

Section 9.03. Compliance with Trust Indenture Act.

        Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

        Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

        After an amendment or waiver becomes effective it shall bind every Securityholder, unless it is of the type described in any of clauses (1) through
(6) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.05. Notation on or Exchange of Securities.

        The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

Section 9.06. Trustee Protected.

        The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                                  MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02. Notices.

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different address for subsequent notices or communications.

        Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

        All other notices or communications shall be in writing.

Section 10.03. Communication by Holders with Other Holders.

        Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04. Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05. Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06. Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. Legal Holidays.

        A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08. No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 10.09. Counterparts.

        This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10. Variable Provisions.

        "Officer" means Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

        The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

        The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1999.

        The reporting date for Section 7.06 is [May 15] of each year. The first reporting date is [May 15], 2000.

        The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

        The Company's address is:

                             16955 Via Del Campo, Suite 100
                             San Diego, California  92127
                             Attn: Gary B. Sabin, President and Chief Executive Officer
                             Facsimile No.:  (619) 675-9405

        The Trustee's address is:

                             Norwest Bank Minnesota, National Association
                             Corporate Trust Services
                             Sixth & Marquette
                             N 9303-120
                             Minneapolis, Minnesota  55479
                             Facsimile No.:  (612) 667-9825

Section 10.11. Governing Law.

        The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of laws provisions thereof.

Section 10.12. No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.13. Successors.

        All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14. Severability.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15. Table of Contents, Headings, Etc.

        The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


Dated:  as of ________________                    EXCEL LEGACY CORPORATION,
                                                  a Delaware corporation


                                                  By ________________________



Dated:  as of ________________                    Norwest Bank Minnesota,
                                                  National Association



                                                  By ________________________

                                    Exhibit A
                               (Face of Security)


No. ___                                                          $ _____________

                                10.0% SENIOR NOTE
                             DUE _________ __, 2004

                            EXCEL LEGACY CORPORATION

promises to pay to
                                ____________

or registered assigns,
the principal sum of            _____________       Dollars on _______ __, 2004


Interest Payment Dates:          ___________ and ___________
Record Dates:                    ___________ and ___________

   This is one of the Securities described in the within-mentioned Indenture.
          Additional provisions of this Security are set forth on the other side of this Security.

Authenticated:                                   Dated:

Norwest Bank Minnesota, National Association,    Excel Legacy Corporation
as Trustee


By ________________________                      By _____________________
    Authorized Signature

        OR

as Authenticating Agent


By ________________________
    Authorized Signature

                               (Back of Security)

                                10.0% Senior Note
                             due _________ __, 2004

        1. Interest. Excel Legacy Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on _________ __ and _________ __ of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

        3. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Securities under an Indenture dated as of _________ __, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $___________ in aggregate principal amount.

        5. Optional Redemption. The Company may redeem all or some of the Securities at any time and from time to time at the redemption price of 100% of the principal amount of such Securities plus accrued interest to the redemption date.

        6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee, generally pro rata or by lot. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

        If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

        7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

        8. Persons Deemed Owners. Except as provided in paragraph 2, the registered holder of a Security may be treated as its owner for all purposes.

        9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

        10. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities or, in the case of failure by the Company to maintain its corporate existence or to comply with the restrictions on consolidation, merger or transfer or lease of substantially all its assets, with such notice but without such passage of time; certain defaults under and accelerations prior to maturity of other indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

        11. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

        13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        14. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                       Treasurer, Excel Legacy Corporation
                         16955 Via Del Campo, Suite 100
                           San Diego, California 92127

                                 ASSIGNMENT FORM

To Assign this Security, fill in the form below:

I or we assign and transfer this Security to

                               __________________
                              [__________________]

             (Insert assignee's social security or tax I.D. number)

                             ______________________

                             ______________________

                             ______________________


             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:   _________________________  Signed:  _____________________________
                                           (Sign exactly as your name appears
                                           on the other side of this Security)